
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Portfolio Strategy Fund L.P. and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                     119,250,489
<SECURITIES>                                         0
<RECEIVABLES>                                  462,169<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             126,023,220<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               126,023,220<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             7,344,638<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             7,264,047
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 80,591
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                             80,591
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    80,591
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $435,823 and due from DWR of $26,346.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $6,310,562.
<F3>Liabilities include redemptions payable of $381,289, accrued brokerage commissions of $277,445, management fees payable of $418,620, accrued administrative expenses of $137,257, accrued transaction fees and costs of $22,545.
<F4>Total revenues include realized trading revenue of $1,147,215, net change in unrealized of $3,256,682 and interest income of $2,940,741.

